

<ARTICLE>                     5
<LEGEND>
                    (THIS  SCHEDULE  CONTAINS  SUMMARY   FINANCIAL   INFORMATION
               EXTRACTED FROM FERRELLGAS PARTNERS, L.P. AND SUBSIDIARY BALANCE
               SHEET ON JULY  31,  1995,  AND THE STATEMENT OF EARNINGS ENDING
               JULY 31, 1995 AND IS QUALIFED IN ITS ENTIRETY BY REFERENCE TO
               SUCH FINANCIAL STATEMENTS)
</LEGEND>
<CIK>0000922358
<NAME>                        Ferrellgas Partners, L.P.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              JUL-31-1995
<PERIOD-START>                                 MAY-01-1995
<PERIOD-END>                                   JUL-31-1995
<EXCHANGE-RATE>                                1
<CASH>                                         29,877
<SECURITIES>                                        0
<RECEIVABLES>                                  59,113
<ALLOWANCES>                                      874
<INVENTORY>                                    44,090
<CURRENT-ASSETS>                              138,090
<PP&E>                                        521,110
<DEPRECIATION>                                175,468
<TOTAL-ASSETS>                                578,596
<CURRENT-LIABILITIES>                         109,162
<BONDS>                                       338,188
<COMMON>                                      176,313
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<OTHER-SE>                                   (57,676)
<TOTAL-LIABILITY-AND-EQUITY>                  578,596
<SALES>                                        82,317
<TOTAL-REVENUES>                               90,349
<CGS>                                          54,582
<TOTAL-COSTS>                                  96,676
<OTHER-EXPENSES>                                    0
<LOSS-PROVISION>                                1,191
<INTEREST-EXPENSE>                              8,457
<INCOME-PRETAX>                              (18,164)
<INCOME-TAX>                                        0
<INCOME-CONTINUING>                          (17,980)
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                 (17,980)
<EPS-PRIMARY>                                  (0.58)
<EPS-DILUTED>                                  (0.58)

1. For the Ferrellgas Partners L.P.("MLP"), the Common and Sunordinated are considered to possess the characteristics of Common Stock. Note that both are included in the determination of the EPS providing support for such a classification.
2. For the Ferrellgas L.P. ("OLP"), ownership is maintained by the MLP and Ferrellgas Inc., ("GP") Thus, there is no market and no relevant characteristics of either Common or Perferred Stock. Classification is reasonable.
3. Ferrell Finance has no income statement items other than totals as their only costs are G&A, and such costs are not required in the Financial Data Schedule.
4. Beginning in the Third Quarter, a determination was made that Deprec. & Amort. and Vehicle leases are more appropriately reflected as costs and expense related to sales and revenues. Therefore, there will be no amounts reported for item 5-03(b)3 "other costs/expenses".



